UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers

On October 14, 2009, The SCO Group, Inc., (“SCO”, “us”, “we”or the “Company”) announced that the Company has eliminated the Chief Executive Officer and President positions and consequently terminated Darl McBride.  The current management team comprised of  Chief Operating Officer, Jeff Hunsaker, Chief Financial Officer, Ken Nielsen and General Counsel, Ryan Tibbitts, along with the rest of the management team will continue to work closely with the Chapter 11 Trustee and his advisors.

Item 8.01 Other Material Events

SCO also announced a restructuring plan following an analysis of the company's operations and cost structure undertaken by Chapter 11 Trustee, Edward Cahn and his advisors.   The Company is also looking to raise additional funding and sell non-core assets to bolster working capital.

Forward Looking Statements

The statements contained in this Form 8-K regarding (1) the Company’s plan of reorganization and (2) the Company’s financing efforts are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to, outcomes and developments of our restructuring plan,outcomes and developments of our Chapter 11 case, court rulings in our bankruptcy proceedings, the impact of the bankruptcy proceedings on our other pending litigation, and our cash balances and available cash. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2008, as amended, and future filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by The SCO Group, Inc., dated October 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2009

THE SCO GROUP, INC.

By:	/s/ Kenneth R. Nielsen
Name:	Kenneth R. Nielsen
Title:	Chief Financial Officer